Supplementary Bond Terms Notice:
SMHL Global Fund No. [  ] - Liquidity Notes

Perpetual Limited
ABN 86 000 431 827

and

ME Portfolio Management Limited
ABN 79 005 964 134

[LOGO]
Freehills

MLC Centre Martin Place Sydney New South Wales 2000 Australia
Telephone +61 2 9225 5000  Facsimile +61 2 9322 4000
www.freehills.com  DX 361 Sydney

SYDNEY MELBOURNE PERTH BRISBANE SINGAPORE
Correspondent Offices HANOI HO CHI MINH CITY JAKARTA KUALA LUMPUR

Reference LGR:OMT:36G
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  Exhibit - Supplementary Bond Notice: SMHL Global Fund No [ ] - Liquidity Notes

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Table of contents

Clause                                                                    Page

1    Function                                                                1

2    Definitions and Interpretation                                          1

     2.1      Definitions                                                    1
     2.2      Incorporation of Master Trust Deed Definitions                 3
     2.3      Interpretation                                                 3

3    Interest on the Liquidity Note                                          3

     3.1      Interest                                                       3
     3.2      Calculation of Interest                                        3
     3.3      Payment of Interest                                            3

4    Payment of Principal on the Notes                                       4

     4.1      Final Maturity Date                                            4
     4.2      Reduction in Principal balance                                 4
     4.3      Cancellation on Repayment                                      4

5    Notes Callable at Option of Trustee                                     4

6    Cash collateral                                                         4

7    Distribution of collections                                             5

     7.1      Distribution of Collections                                    5
     7.2      Rights for Repayment of Principal                              5

8    Notifications of calculations etc                                       5

9    Notice to Noteholders                                                   5

10   Restriction on transfer                                                 5

11   Rating Agency requirements                                              6

     11.1     Designated Rating Agencies                                     6
     11.2     Designated Ratings                                             6
     11.3     Investment of Fund                                             6

12   Miscellaneous                                                           6

     12.1     Banking Day                                                    6
     12.2     Provisions of the Master Trust Deed to Apply Other
              Than as Set Out Herein                                         6
     12.3     Limitation of Liability                                        6
     12.4     Know Your Customer                                             6


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Freehills Sydney\005068612                                                page 1
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  Exhibit - Supplementary Bond Notice: SMHL Global Fund No [ ] - Liquidity Notes

     12.5     Compliance with Regulation AB                                  7

13   Financial Default                                                       7

14   Attorney                                                                7








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Freehills Sydney\005068612                                                page 2
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  Exhibit - Supplementary Bond Notice: SMHL Global Fund No [ ] - Liquidity Notes

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Supplementary Bond Terms Notice
SMHL Global Fund No. [  ] - Liquidity Notes

To:      Perpetual Limited
         ABN 86 000 431 827
         as trustee of the SMHL Global Fund No. [  ]
         (Trustee)

From:    ME Portfolio Management Limited
         ABN 79 005 964 134
         as manager of the SMHL Global Fund No. [  ]

         (Manager)

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1     Function

            This Supplementary Bond Terms Notice:

            (a) accompanies a Securitisation Fund Bond Issue Direction dated [#] as the same may be amended from time to time, in relation to a proposed issue of Notes by the Trustee;

            (b) sets out the Supplementary Bond Terms for the Notes comprised in the Class named in the Bond Issue Direction as the "SMHL Global Fund No. [ ] - Liquidity Notes"; and

            (c) shall be entered into the Register by the Trustee pursuant to clause 23.1(f) of the Master Trust Deed.

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2     Definitions and Interpretation

      2.1   Definitions

            In this Supplementary Bond Terms Notice (including clause 1), unless the context indicates a contrary intention:

            Bond Issue Direction means the Securitisation Fund Bond Issue Direction referred to in clause 1(a).

            Class A Note has the meaning given to it in the SMHL Global Fund No.
            [ ] Bond Terms.

            Class B Note has the meaning given to it in the SMHL Global Fund No.
            [ ] Bond Terms.

            Commission has the meaning given to it in the SMHL Global Fund No. [ ] Bond Terms.

            Final Maturity Date means the earlier of:

            (a)   [#]; and


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Freehills Sydney\005068612                                                page 1
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  Exhibit - Supplementary Bond Notice: SMHL Global Fund No [ ] - Liquidity Notes

            (b) the date declared to be the Final Maturity Date in accordance with clause 5.

            Fitch Ratings means Fitch Australia Pty Ltd.

            Interest Amount means, in relation to a Liquidity Note and an Interest Period, interest on that Liquidity Note for that Interest Period calculated in accordance with clause 3.2.

            Interest Period has the same meaning as in the SMHL Global Fund No.
            [ ] Bond Terms for Class B Notes.

            Interest Rate has, in relation to an Interest Period, the same meaning as in the SMHL Global Fund No. [ ] Bond Terms for Liquidity Notes.

            Issue Date means the Bond Issue Date relating to the Liquidity
            Notes.

            Liquidity Notes means the Bonds (as defined in the Master Trust
            Deed) comprised in the Class named in the Bond Issue Direction as "SMHL Global Fund No. [ ] - Liquidity Notes", issued by the Trustee pursuant to the Bond Issue Direction and in accordance with the Master Trust Deed.

            Liquidity Noteholder means initially P.T. Limited (as nominee for Perpetual Limited as trustee for the [Superannuation Members' Home Loans Origination Fund No. 3] [Superannuation Members' Home Loans Warehousing Trust 2004-1]), and thereafter each person who is from time to time entered in the Register as the holder of a Liquidity Note.

            Manager means ME Portfolio Management Limited.

            Master Trust Deed means the Master Trust Deed dated 4 July 1994 made between the Trustee and the Manager and providing for the establishment of a series of separate trusts known collectively as the Superannuation Members' Home Loans Trusts, as amended and restated from time to time.

            Moody's means Moody's Investors Service Pty Limited.

            Original Principal Balance means, in relation to a Liquidity Note, the initial Face Value of the Liquidity Note.

            Outstanding Principal Balance means, at any time in relation to a Liquidity Note, the Original Principal Balance of the Liquidity Note minus all repayments of principal made in relation to the Liquidity Note.

            Payment Date has the same meaning as in the SMHL Global Fund No. [ ] Bond Terms for Class B Notes.

            Principal Collections has the same meaning as in the SMHL Global Fund No. [ ] Bond Terms.

            Regulation AB has the meaning given to it in the SMHL Global Fund No. [ ] Bond Terms.

            S&P means Standard and Poor's (Australia) Pty Limited.

            Securitisation Fund means the Securitisation Fund established under the Master Trust Deed known as the SMHL Global Fund No. [ ].

            Security Trust Deed means the Security Trust Deed for the Securitisation Fund.


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Freehills Sydney\005068612                                                page 2
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  Exhibit - Supplementary Bond Notice: SMHL Global Fund No [ ] - Liquidity Notes

            Side Letter to the Mortgage Origination and Management Agreement has the meaning given to it in the SMHL Global Fund No. [ ] Bond Terms.

            SMHL Global Fund No. [ ] Bond Terms means the Supplementary Bond Terms Notice dated on or about the date of this Supplementary Bond Terms Notice in respect of the Securitisation Fund and providing terms of issue for the Class A Notes and Class B Notes.

            Trustee means Perpetual Limited, in its capacity as trustee of the Securitisation Fund.

      2.2   Incorporation of Master Trust Deed Definitions

            Subject to clause 2.1, each term or expression used herein that is defined in the Master Trust Deed (as amended by the SMHL Global Fund No. [ ] Bond Terms) and is not defined herein shall have the same meaning herein unless the context otherwise requires or unless otherwise defined herein.

      2.3   Interpretation

            The provisions of clause 1.2 of the Master Trust Deed shall be incorporated, mutatis mutandis, into this Supplementary Bond Terms Notice, except that references to the SMHL Global Fund No. [ ] Bond Terms are to the SMHL Global Fund No. [ ] Bond Terms as at the Issue Date.

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3     Interest on the Liquidity Note

      3.1   Interest

            Each Liquidity Note bears interest calculated, and payable in arrears, in accordance with this clause 3 and clause 7 until the Final Maturity Date or the date on which the Outstanding Principal Balance of the Liquidity Note is reduced to zero (whichever is the earlier).

      3.2   Calculation of Interest

            Interest on each Liquidity Note is calculated for each Interest
            Period:

            (a) on the daily Outstanding Principal Balance of the Liquidity Note during that Interest Period;

            (b) at the Interest Rate for the Liquidity Note for that Interest Period; and

            (c) on the actual number of days in that Interest Period and assuming a year of 365 days.

      3.3   Payment of Interest

            On each relevant Payment Date, the Manager must direct the Trustee to pay, and the Trustee must, subject to clause 7, pay the Interest Amount for each Liquidity Note for the Interest Period to which that relevant Payment Date relates.


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Freehills Sydney\005068612                                                page 3
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  Exhibit - Supplementary Bond Notice: SMHL Global Fund No [ ] - Liquidity Notes

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4     Payment of Principal on the Notes

      4.1   Final Maturity Date

            The Outstanding Principal Balance of each Liquidity Note must, subject to clause 7, be repaid in full on the Final Maturity Date.

      4.2   Reduction in Principal balance

            On each relevant Payment Date, the Trustee must (at the direction of the Manager) comply with clause 5.5 of the SMHL Global Fund No. [ ] Bond Terms and each repayment of principal of the Liquidity Notes must be applied as between each Liquidity Note as the Manager may from time to time determine until the Outstanding Principal Balance for each Liquidity Note is reduced to zero. Each payment of principal in respect of a Liquidity Note under this Supplementary Bond Terms Notice reduces the Outstanding Principal Balance of the Liquidity Note by the amount of that payment. The Trustee has no obligation to make any payment under this clause 4 in respect of the Liquidity Notes in excess of the Outstanding Principal Balance of the Liquidity Notes immediately prior to that payment being made.

      4.3   Cancellation on Repayment

            Upon the reduction of the Outstanding Principal Balance of the Liquidity Notes to zero by repayment of principal in accordance with this Supplementary Bond Terms Notice and payment of all the Interest Amounts in relation to that Liquidity Bond, the Liquidity Note is cancelled.

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5     Notes Callable at Option of Trustee

            If the Trustee declares a date to be the Final Maturity Date of the Notes issued pursuant to the SMHL Global Fund No. [ ] Bond Terms in accordance with the SMHL Global Fund No. [ ] Bond Terms, the Trustee must declare, and the Manager must direct the Trustee to declare, by giving not less than 5 Banking Days notice to the Liquidity Noteholder, that same date to be the Final Maturity Date for the Liquidity Notes.

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6     Cash collateral

            The Trustee and Manager must:

            (a)   comply with the terms of clause 5 of the SMHL Global Fund No.
                  [ ] Bond Terms; and

            (b) not make any variation or amendment to the SMHL Global Fund No. [ ] Bond Terms without the consent of the Liquidity Noteholder.


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Freehills Sydney\005068612                                                page 4
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  Exhibit - Supplementary Bond Notice: SMHL Global Fund No [ ] - Liquidity Notes

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7     Distribution of collections

      7.1   Distribution of Collections

            Subject to the terms of the Security Trust Deed, on each relevant Payment Date, the Trustee must apply the Interest Collections and the Principal Collections for the relevant Calculation Period in accordance with the SMHL Global Fund No. [ ] Bond Terms.

      7.2   Rights for Repayment of Principal

            The rights of the Liquidity Noteholder to receive payment of or towards the Outstanding Principal Balance are subject to clause 6.3 of the SMHL Global Fund No. [ ] Bond Terms.

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8     Notifications of calculations etc

            The Manager must, not later than two Banking Days before each relevant Payment Date advise the Trustee in writing of the Outstanding Principal Balance of all Liquidity Notes following the making of all payments to be made on that relevant Payment Date in accordance with the SMHL Global Fund No. [ ] Bond Terms and this Supplementary Bond Terms Notice.

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9     Notice to Noteholders

            (a) (Notices): The Manager shall from time to time advise the Liquidity Noteholder of the Interest Amount, Principal Entitlement and Outstanding Principal Balance on the Liquidity Notes.

            (b) (Method of Notices): A notice to the Liquidity Noteholder pursuant to clause 9(a) must be given in writing sent to the address or facsimile number of the Liquidity Noteholder then appearing in the Register.

            (c) (Non-Receipt): The Manager shall not be liable for the accidental omission to give to, or the non-receipt or late receipt by, the Liquidity Noteholder of a notice pursuant to this clause 9.

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10    Restriction on transfer

            For the purposes of clause 8.1 of the Master Trust Deed the Liquidity Noteholder may not transfer any Liquidity Note without the prior written consent of the trustee for the time being of the Fund on whose behalf it holds Liquidity Notes, the Security Trustee and provided the Manager has received from each Designated Rating Agency a confirmation that there will be no adverse change to the rating of the Notes.


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Freehills Sydney\005068612                                                page 5
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  Exhibit - Supplementary Bond Notice: SMHL Global Fund No [ ] - Liquidity Notes

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11    Rating Agency requirements

      11.1  Designated Rating Agencies

            The Designated Rating Agencies for the Liquidity Notes are Moody's, S&P and Fitch Ratings.

      11.2  Designated Ratings

            The Liquidity Notes are not rated and have no Designated Rating.

      11.3  Investment of Fund

            The Trustee and the Manager must comply with the SMHL Global Fund No. [ ] Bond Terms insofar as they relate to:

            (a) the investment of the Assets of the Fund in Authorised Investments; and

            (b) the exercise of their respective powers under the Master Trust Deed with respect to the setting of the rate of interest payable on or in respect of Loans secured by Mortgages comprised in the Assets of the Fund.

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12    Miscellaneous

      12.1  Banking Day

            Where any determination, date, payment, matter or thing falls under this Supplementary Bond Terms Notice on a day which is not a Banking Day, then such determination, date, payment, matter or thing shall be done or extended to the first Banking Day thereafter.

      12.2 Provisions of the Master Trust Deed to Apply Other Than as Set Out Herein

            Other than as expressly set out herein, or inconsistent with this Supplementary Bond Terms Notice, but subject to clause 12.3, the provisions of the Master Trust Deed shall apply to all Notes and to all Noteholders.

      12.3  Limitation of Liability

            Without derogating from the generality of clause 12.2 nothing in this Supplementary Bond Terms Notice shall, nor shall it be construed as, limiting or in any way affecting the full operation of clause 26 of the Master Trust Deed.

      12.4  Know Your Customer

            Subject to any confidentiality, privacy or general trust law obligations owed by the Trustee to Bondholders and any applicable confidentiality or privacy laws, each party hereto (Information Provider) agrees to provide any information and documents reasonably required by another party hereto (Information Receiver) for the Information Receiver to comply with any applicable anti-money laundering or counter-terrorism financing laws including, without limitation, any laws imposing "know your customer" or other identification checks or procedures on a party, but only to the extent that such information is in the possession of, or otherwise readily available to, the Information Provider. Any Information Receiver receiving information and documents pursuant to this clause
            12.4 agrees to utilize such information and documents solely for the purpose of complying with applicable anti-money laundering or counter-terrorism financing laws.


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Freehills Sydney\005068612                                                page 6
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  Exhibit - Supplementary Bond Notice: SMHL Global Fund No [ ] - Liquidity Notes

      12.5  Compliance with Regulation AB

            The Trustee acknowledges and agrees that to the extent it agrees with the Manager that the Trustee is "participating in the servicing function" in relation to the Securitisation Fund within the meaning of Item 1122 of Regulation AB, clauses 2.05 and 2.06(b) of the Side Letter to the Mortgage Origination and Management Agreement will apply to this Supplementary Bond Terms Notice as if references to "the Mortgage Manager" in those clauses were references to the Trustee and the definition of "Subcontractor" in clause 1.01 of the Side Letter to the Mortgage Origination and Management Agreement will be construed accordingly.

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13    Financial Default

            For the purposes of the Securitisation Fund and all Transaction Documents relating to the Securitisation Fund, any failure by the Trustee to pay all or part of any Interest Amount on any relevant Payment Date other than the Final Maturity Date does not constitute a Financial Default or an Event of Default for the purposes of the Security Trust Deed.

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14    Attorney

            The attorney executing this notice states that he or she has no notice of, alteration to, or revocation or suspension of, the power of attorney appointing that attorney.



Dated:   [#]

Signed by
ME Portfolio Management Limited:
by its attorney in the
presence of:


-----------------------------------       --------------------------------------
Witness                                   Attorney


-----------------------------------       --------------------------------------
Name (please print)                       Name (please print)


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Freehills Sydney\005068612                                                page 7